UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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ADB International Group, Inc.
(Name of Registrant as Specified In Its Charter)

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We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

ADB International Group, Inc.
1440 West Bitters Road, #1931
San Antonio, TX 78248

SCHEDULE 14C INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors of ADB International Group, Inc., a New Jersey corporation (“we,” “us,” “our” or the "Company"), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $.0001 per share (the “Common Stock” or "New Jersey Common Stock"), have executed a Joint Written Consent of the Board of Directors and Majority Stockholders (the "Joint Consent), in lieu of a special meeting, approving a one-for-one hundred (1:100) reverse of our outstanding shares of Common Stock, without change to the number of authorized shares of Common Stock (the “Reverse”) which will be implemented in connection with the change the domicile of the Company from the State of New Jersey to the State of Delaware through the migratory merger (the "Migratory Merger") of the Company with and into ADB International Group, Inc., the Company's newly-organized, wholly-owned subsidiary under the laws of the State of Delaware (the "Redomicile").

The Reverse will be implemented in connection with the Redomicile pursuant to the terms of the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A. The Agreement and Plan of Merger provides that for each one hundred (100) shares of the Company's Common Stock owned by the Company's stockholders of record on May 19, 2014 (the "Record Date"), the stockholders will receive one (1) share of common stock, par value $0.00001 (the "Delaware Common Stock") upon the effective date of the Migratory Merger, as discussed more fully below (the "Effective Date"). The Reverse and Redomicile are sometimes referred to hereinafter as the "Corporate Actions."

The Corporate Actions were taken by Joint Consent pursuant to Title 14A:5-6(2) of the New Jersey Business Corporation Act (“NJBCA”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of a majority of the number of shares of voting stock (the "Majority Stockholders") required to approve the action at a meeting. This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the United States Securities and Exchange Commission (the "SEC") thereunder, solely for the purpose of informing stockholders of these Corporate Actions before they take effect. Pursuant to the provisions of NJBCA14A:10-1 et seq., the Redomicile of the Company through the Migratory Merger of the Company with and into its newly-formed, wholly-owned Delaware subsidiary, notice to all of the Company's stockholders must be furnished at least twenty (20) days prior to the Effective Date of the Migratory Merger.

Our two executive officers and sole members of our Board of Directors, Messrs. Ron Weissberg and Yoseph Zekri, holders of approximately 79.63% of our issued and outstanding shares of Common Stock, have executed the Joint Consent approving the amendment to our Certificate of Incorporation to implement the Reverse as well as the Redomicile. No other votes are required or necessary to implement the Corporate Actions, and none is being solicited hereunder. Pursuant to Rule 14c-2 under the Exchange Act, these Corporate Actions will not be effected until twenty (20) days after the filing and mailing of the Information Statement to our stockholders or as soon as practicable thereafter.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is the notice required by NJBCA Section 14A:5-6. We will first mail the Information Statement on or about May 29, 2014 to stockholders of record as of May 19, 2014 (the "Record Date"). This Information Statement will be sent to you for information purposes only and you are not required to take any action. The entire cost of furnishing this Information Statement will be borne by us.

By Order of the Board of Directors

/s/ Ron Weissberg

Ron Weissberg, Chairman, Chief Executive Officer and Chief Financial Officer

May 27, 2014

GENERAL

This Information Statement has been filed with the SEC and is being furnished to the holders of the outstanding and voting Common Stock of ADB International group, Inc., a New Jersey corporation. The purpose of this Information Statement is to provide notice that the Majority Stockholders of the Company have, by executing the Joint Consent, approved the Corporate Actions represented by the Reverse and the Redomicile.

This Information Statement will be mailed on or about May 29, 2014 to those persons who were stockholders of the Company as of the close of business on May 19, 2014. The Effective Date of the Redomicile, which will include the Reverse , will occur upon the filing of the Agreement and Plan of Merger with the Office of the Secretary of State of Delaware. The filing will be made at least twenty (20) days after the date this Information Statement is first mailed to the Company’s stockholders. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As a result of the fact that the Majority Stockholders holding an aggregate of 79.63% of the Company’s outstanding shares of Common Stock have already approved the Corporate Actions by execution of the Joint Consent, the Company is not seeking approval for the Corporate Actions from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Corporate Actions. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Corporate Actions as required by the Exchange Act and the provisions of the New Jersey Business Corporation Act ("NJBCA").

The Company’s Board of Directors approved the Reverse and Redomicile on May 12, 2014, the same date that the Majority Stockholders executed the Joint Consent. As of the Record Date, May 19, 2014, there were 284,548,014 shares of Common Stock issued and outstanding. Following the Effective Date of the Reverse and Redomicile, the surviving Delaware corporations will have 2,845,480 shares of Delaware Common Stock issued and outstanding and have available for issuance 497,154,520 shares of Delaware Common Stock.

INFORMATION ON MAJORITY STOCKHOLDERS

Pursuant to our Bylaws and the NJBCA14A:5-6(2), a vote/consent by the holders of at least a majority of the voting power of our outstanding shares of New Jersey Common Stock is required to effect the Corporate Actions as more fully described in this Information Statement. As of May 19, 2014, we had 284,548,014 shares of our Common Stock issued and outstanding. Each share of New Jersey Common Stock is entitled to one vote on all matters subject to a stockholder vote. Of the total potential 284,548,014 Common Stock votes, more than 50%, or 142,274,008, is required to approve and implement the Corporate Actions. The Majority Stockholders are the owners of an aggregate of 226,591,787 shares of our Common Stock, representing 79,63% of the total voting power of our Common Stock, as of May 19, 2014. Pursuant to NJBCA14A:5-6(2), the Majority Stockholders approved the Corporate Actions described in this Information Statement by executing the Joint Consent. The Majority Stockholders’ names and number of shares of Common Stock consenting to the Corporate Actions are as follows:

Name of Majority Stockholders	Shares of Common Stock held by Majority Stockholders	Number of Votes that Voted in favor of the Reverse and Name Change	Percentage of the Voting Power that Voted in favor of the Reverse and Name Change
Ron Weissberg	205,283,800	205,283,800	72.14%
Yoseph Zekri	21,307,987	21,307,987	7.49%
Total	226,591,787	226,591,787	79.63%

Dissenters' Rights

Under the NJBCA 14A:11-1, our stockholders are entitled to dissenter’s rights in connection with the Corporate Actions as disclosed in this Information Statement. Our stockholders should carefully review the disclosure under the caption "Dissenters' Rights of the Company's Stockholders."

Effective Date of Corporate Actions

The Reverse and Redomicile will become effective immediately upon the filing of the Agreement and Plan of Merger together with the Certificate of Merger with the Offices of the Secretary of State of New Jersey and Delaware. The above-referenced filings with the Secretary of State of New Jersey and Delaware will be made at least twenty (20) days after the date this Information Statement is first mailed to the Company’s stockholders.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

PROPOSAL

THE AGREEMENT AND PLAN OF MERGER TO CHANGE OUR DOMICILE

FROM NEW JERSEY TO DELAWARE

On May 12, 2014, the Company’s Board of Directors voted unanimously to approve the Company’s change of domicile from the State of New Jersey to the State of Delaware through the mechanism of a Migratory Merger, which involves the Company establishing a wholly-owned Delaware subsidiary, ADB International Group, Inc., a Delaware corporation and then merging with and into the Delaware subsidiary, which is the surviving entity. The Migratory Merger will be consummated pursuant to the Agreement and Plan of Merger between the Company and its Delaware subsidiary, a copy of which is attached hereto in Exhibit A (the “Agreement and Plan of Merger”).

Pursuant to the Agreement and Plan of Merger, each holder of New Jersey Common Stock as of the Record Date, May 19, 2014, will receive one (1) share of Delaware Common Stock for each one hundred (100) shares of New Jersey Common Stock on the Effective Date, provides that the Company will merge with and into NewCo, the Delaware corporation.

The Migratory Merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below. However, the Migratory Merger will not result in any change in the Company’s business, management, location of its principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Migratory Merger, which are immaterial) and the shares of Delaware Common Stock will continue to trade, without interruption, on the OTCQB under the same symbol as the New Jersey Common Stock.

New Delaware Corporation

Our newly-formed, wholly-owned Delaware subsidiary, incorporated under the Delaware General Corporation Law (the “DGCL”) on May 2, 2014,under the name ADB International Group, Inc. will be the surviving corporation of the Migratory Merger. It was incorporated exclusively for the purpose of merging with and implementing the change in domicile of the Company from New Jersey to Delaware.

At the date of this Information Statement, ADB International Group, Inc., the Delaware corporation, has one (1) share of Delaware Common Stock issued and outstanding, which share is held of record and beneficially by the Company. The terms of the Migratory Merger provide that the currently issued one (1) share of Delaware Common Stock held by the Company will be canceled upon the Effective Date at which date the holder's of the Company's New Jersey Common Stock as of the Record Date will receive one (1) share of Delaware Common Stock for each one hundred (100) shares of New Jersey Common Stock. As a result, following the Migratory Merger, the Company’s current stockholders will be the only stockholders of ADB International Group, Inc., the Delaware corporation, the surviving corporation.

The Agreement and Plan of Merger

The Agreement and Plan of Merger, attached hereto as Exhibit A, provides that the Company will merge with and into its Delaware subsidiary, with the surviving corporation assuming all assets and liabilities of the Company. In addition, the Agreement and Plan of Merger also provides for the Reverse of the shares of the New Jersey Common Stock on a one-for-one hundred (1:100) basis.

Purpose of the Reverse

On May 12, 2014, the Board of Directors authorized the adoption the Agreement and Plan of Merger pursuant to which stockholders of record on May 19, 2014, the Record Date, will receive one (1) share of Delaware Common Stock for each one hundred (100) shares of New Jersey Common Stock, representing a Reverse on a ratio of one-for-one hundred (1:100). On the same date, we received written consents from the Majority Stockholders approving the Agreement and Plan of Merger with included the Reverse and the Redomicile, evidenced by the Joint Consent of the Board of Directors and Majority Stockholders.

Reasons for the Reverse

The Reverse is intended, among other things, to increase the share price of our Common Stock by reducing the number of shares of Common Stock outstanding from 284,548,014 shares to 2,845,480 shares. During the past three months, the average closing price of our New Jersey Common Stock has been approximately $0.01 per share. The Board believes that if we are successful in maintaining a higher price per share of our Delaware Common Stock, we will be able to generate greater interest among investors and institutions. If we are successful in generating such interest, we anticipate that our Delaware Common Stock would have greater liquidity and hopefully develop a stronger investor base.

The Company cannot assure our stockholders that it will be successful in generating greater interest among investors and institutions or that the Delaware Common Stock will qualify for a listing on a national stock exchange or the NASDAQ Stock Market at any time, if ever. Stockholders should also note that there can be no assurance that the price for shares of the Delaware Common Stock on the OTCQB after the Reverse will increase proportionally to the exchange ratio of the Reverse (or at all) or, if there is an increase, that any increase will be sustained. Other factors such as our financial results if and when we commence business operations, general market conditions and the market perception of any new business that we enter may adversely affect the market price of our Common Stock. The Company cannot guarantee to stockholders that the price of our shares of Common Stock will reach or sustain any price level in the future, and it is possible the Reverse will have no lasting impact on our share price. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that will be outstanding after the Reverse . Consequently, there can be no assurance that the Reverse will achieve the desired results.

In determining to implement the Reverse ratio of one-for-one hundred (1:100), the Board considered numerous factors, including:

- the price levels of the Common Stock and volume level during the preceding year before the Reverse ;

- the potential trading price for the Common Stock and the volume level thereof after the Reverse and the commencement of new business operations;

- potential devaluation of our market capitalization as a result of the Reverse ;

- prevailing market conditions and general economic and other related conditions prevailing in the marketplace generally; and

- the projected impact of the Reverse ratio on trading liquidity in our Common Stock.

In evaluating the Reverse , the Board also took into consideration negative factors associated with reverse stock splits in general. These factors include the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Effects of the Reverse

At the Effective Date (as defined below), each lot of one hundred (100) pre-reverse Shares issued and outstanding immediately prior to the Effective Date will, automatically and without any further action on the part of our stockholders, be combined into and become one (1) post-reverse Share, subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Date, represented pre-reverse Shares will be deemed, for all corporate purposes, to evidence ownership of post-reverse Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The Reverse will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, subject to the treatment for fractional shares described below. See “Fractional Shares” below. The shares of Delaware Common Stock issued and outstanding after the Redomicile and Reverse will be fully paid and non-assessable. All shares of Delaware Common Stock will have the same voting rights and other rights as the shares of New Jersey Common Stock. Holders of the Company's New Jersey Common Stock do not have preemptive rights to acquire additional shares of New Jersey Common Stock nor will holders of Delaware Common Stock will have preemptive rights after the Effective Date. The following table provides the effects of the Reverse based on the ratio of one-for-one hundred (1:100) and is based on 284,548,014 shares of Common Stock outstanding as of May 19, 2014.

Proposed Reverse Stock	Common Stock Outstanding Shares before the Reverse	Common Stock Outstanding after the Reverse	Common Stock Available for Issuance after the Reverse
1 for 100	284,548,014	2,845,480	497,154,520

A new CUSIP number will also be assigned to the Common Stock following the Reverse .

Commencing at the Effective Date, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of New Jersey Common Stock would entitle such holders to receive, upon exercise of their securities, a fraction of the number of shares of Delaware Common Stock of a ration of one-for-one hundred (1:100). In addition, commencing at the Effective Date, the exercise or conversion price of all outstanding options, warrants and other convertible securities of the Company would be increased proportionally, based on the exchange ratio of the Reverse of one-for-one hundred (1:100).

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the Reverse , a stockholder would otherwise become entitled to receive a fractional share of Common Stock. In lieu of issuing fractional shares, the Company will round up to one (1) whole share of Common Stock in the event a stockholder would be entitled to receive a fractional share of Common Stock.

Effect on Voting Rights of, and Dividends on, Common Stock

Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse . The percentage of outstanding shares owned by each stockholder prior to the Reverse , will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse , which impact will be minimal. See “Fractional Shares” above.

We have not, in the past, declared, nor do we have any plans to declare in the foreseeable future, any cash dividends nor do we believe that the Reverse would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Liquidity

The decrease in the number of shares of our Delaware Common Stock outstanding as a consequence of the Reverse and Redomicile may decrease the liquidity in our Common Stock if the anticipated beneficial effects do not occur. See “Purposes of the Reverse” above. The Reverse may result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock, on a post-Reverse basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” or even multiples of one hundred (100) shares.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their Old Shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the New Shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse .

The Reverse will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

- Stockholders should not recognize any gain or loss as a result of the Reverse .

- The aggregate basis of a stockholder’s pre-Reverse shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse .

- The holding period of the shares owned immediately after the Reverse will include the stockholder’s holding period before the Reverse .

 The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse of our Common Stock.

Filing of the Articles of Merger

The Company intends to file the Agreement and Plan of Merger together with the Certificate of Merger and Articles of Merger with the Secretaries of State of Delaware and New Jersey, respectively, based upon the Joint Consent. Notwithstanding the foregoing, our Company’s Board of Directors retains in their sole discretion the right to abandon the Migratory Merger in the event too many stockholders assert their dissenters rights, as described below under “Principal Features of the Change of Domicile.” Our Board of Directors will determine when to file the requisite instruments to effectuate the Redomicile but may do so no later than the record date of our next annual meeting of stockholders.

Effect of Migratory Merger

Under the Delaware General Corporate Law (“DGCL”) and the New Jersey Business Corporation Act (“NJBCA”), when the Migratory Merger takes effect:

- The Company, a New Jersey corporation, merges with and into the surviving entity, ADB International Group, Inc., the Delaware corporation, and the separate existence of the Company, as a New Jersey corporation, ceases;

- The title to all assets and other property owned by each merging constituent entity is vested in the surviving Delaware corporation without reversion or impairment;

- The Delaware corporation as the surviving entity will have all of the liabilities of each other constituent entity;

- A proceeding pending for or against any constituent entity may be continued as if the Migratory Merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased; and

- The stockholders’ interests of each constituent entity that are to be converted into stockholders’ interests, obligations or other securities of the surviving or any other entity or into cash or other property are converted, and the former holders of the stockholders’ interests are entitled only to the rights provided in the Certificate of Merger, Articles of Merger or any created pursuant to Sections 14A:11-1 to 14A:11-3, inclusive, of the NJBCA and Section 262 of the DGCL dealing with dissenter’s rights.

On the Effective Date of the Migratory Merger, the Company will be merged with and into the Delaware subsidiary, incorporated under the DGCL. Consequently, the Company will be governed by the Delaware Certificate and Delaware Bylaws filed with the Agreement and Plan of Merger.

Dissenters' Rights of the Company’s Stockholders

Any Company stockholder is entitled to be paid the fair value of his/her/its shares of New Jersey Common Stock in accordance with Sections 14A:11-1 to 14A:11-3 of the NJBCA if the stockholder dissents to the Migratory Merger. A brief summary of the provisions of NJBCA Sections 14A:11-1 to 14A:11-3 are set forth below.

Each holder of shares of the Company’s New Jersey Common Stock who asserts dissenters' rights and who follows the procedures set forth in Section 14A:11-2 of NJBCA, will be entitled to have his/her/its shares of the Company’s Common Stock purchased by the Company for cash at their fair market value. The fair market value of shares of the Company’s Common Stock will be determined as of the day before the Effective Date of the Migratory Merger.

A holder who wishes to exercise dissenters' rights should deliver his/her/its written demand to Ron Weissberg, Chief Executive Officer, at the offices of the Company set forth above, within twenty (20) days of receipt of this Information Statement. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under NJBCA.

Within ten (10) days of the Effective Date of the Migratory Merger, the Company must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Migratory Merger.

A stockholder of the Company wishing to exercise dissenters' rights must send an additional written demand for payment of the fair value of the Common Stock to the Company within twenty (20) days after the mailing of the Dissenter’s Notice. Not later than twenty (20) days after making such written demand for payment of the fair value of the Common Stock, the stockholder shall submit the certificate or certificates representing his/her/its Common Stock to the Company for notation thereon that a demand for payment of fair value has been made, whereupon the certificate or certificates shall be returned.

The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his/her/its shares of the Company’s Common Stock. NJBCA establishes the procedures to be followed and failure to do so may result in the loss of all dissenters' rights. Accordingly, each stockholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of these sections and consult his/her/its legal advisor.

The discussion contained herein is qualified in its entirety by and should be read in conjunction with the Agreement and Plan of Merger and the Certificate of Incorporation.

Upon filing a notice of election to dissent a dissenting stockholder will cease to have any of the rights of a stockholder except the right to be paid the fair value of his/her/its Company stock pursuant to the NJBCA. If a stockholder loses his/her/its dissenters' rights, either by withdrawal of his/her/its demand or otherwise, he will not have the right to receive a cash payment for his/her/its Company stock and will be reinstated to all of his/her/its rights as a stockholder as they existed at the time of the filing of his/her/its demand.

THE PROVISIONS OF NJBCA SECTIONS 14A:11-1 TO 14A:11-3 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY STOCKHOLDER WHO MAY CONTEMLATE SEEKING TO EXERCISE RIGHTS TO DISSENT CONSULT WITH LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS' RIGHTS.

Principal Reasons for the Change of Domicile

The Company’s Board of Directors believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under New Jersey law and will increase the marketability of the Company's securities.

The State of Delaware is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to that proposed by the Company. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to the Company's corporate legal affairs. For these reasons, the Company’s Board of Directors believes that the Company's business and affairs can be conducted to better advantage if the Company is able to operate under Delaware law. See "Material Differences in Stockholders Rights"

Principal Features of the Change of Domicile

The change of domicile will be effected by the Migratory Merger of the Company, a New Jersey corporation, with and into ADB International Group, Inc., presently, a wholly-owned subsidiary of the Company that was incorporated in the State of Delaware on May 2, 2014 under the DGCL for the purpose of effecting the change of domicile. The change of domicile will become effective upon the filing of the requisite merger documents in Delaware and New Jersey, which filings will occur on the Effective Date of the Migratory Merger. Following the Migratory Merger, ADB International Group, Inc., the Delaware corporation, will be the surviving corporation.

On the Effective Date of the Migratory Merger, each one hundred (100) issued and outstanding shares of New Jersey Common Stock shall be converted into one (1) share of Delaware Common Stock, and the one (1) outstanding share of Delaware Common Stock presently held by the Company shall be retired and canceled and shall resume the status of authorized and unissued Delaware Common Stock.

Upon consummation of the Migratory Merger, the daily business operations of the Delaware corporation will continue as they are presently conducted by the Company, at the Company's principal executive offices set forth above. The authorized capital stock of the Delaware corporation will consist of 500,000,000 shares of Common Stock, par value $0.00001 per share ("Delaware Common Stock") and 20,000,000 shares of preferred stock, par value $0.00001 per share ("Delaware Preferred Stock"). The Delaware Preferred Stock will be issuable in series by action of the NewCo Board of Directors. The NewCo Board of Directors will be authorized, without further action by the stockholders, to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions of the unissued Delaware Preferred Stock including shares of Delaware Preferred Stock having preferences and other terms that might discourage takeover attempts by third parties, provide preferred dividends and preference in the case of dissolution, among other things.

The Board of Directors of the Company will continue to consist of the two (2) persons presently serving on the Board of Directors of the Company. The same individuals will continue to serve as executive officers of the surviving Delaware corporation.

Pursuant to the terms of the Agreement and Plan of Merger, the Migratory Merger may be abandoned by the Board of Directors of the Company at any time prior to the Effective Date of the Migratory Merger (which may not occur later than the record date of the next annual meeting), for the specific reason described below. In addition, the Board of Directors of the Company may amend the Agreement and Plan of Merger at any time prior to the Effective Date of the Migratory Merger provided that any amendment made may not, without approval by the stockholders of the Company, alter or change the amount or kind of Delaware Common Stock to be received in exchange for or on conversion of all or any of the shares of New Jersey Common Stock, alter or change any term of the Delaware Certificate of Incorporation or alter or change any of the terms and conditions of the Agreement and Plan of Merger if such alteration or change would adversely affect the holders of shares of the New Jersey Common Stock. Any such decision will primarily depend on the amount of funds available to the Company at the time and the Board reserves its discretion to abandon the Migratory Merger in the event it feels the Company’s limited capital resources can best be put to other uses.

Exchange of Share Certificates.

As soon as practicable on or after the change of domicile, the Company’s stockholders of record immediately prior to the change of domicile will be sent detailed instructions concerning the procedures to be followed for submission of certificates representing shares of New Jersey Common Stock to the Company’s transfer agent, together with a form of transmittal letter to be sent to the transfer agent at the time such certificates are submitted.

After the change of domicile, the transfer agent will deliver to any holder who has previously submitted a duly completed and executed transmittal letter and a certificate representing shares of the New Jersey Common Stock, a certificate issued by the Company representing a number of shares of Delaware Common Stock based upon the ratio of one-for-one hundred (1:100) for the Reverse.

Failure by a stockholder to return an appropriate transmittal letter or to surrender certificates representing shares of New Jersey Common Stock will not adversely affect such person’s rights as a stockholder, as such stockholder’s certificates representing shares of New Jersey Common Stock following the change of domicile will represent shares of Delaware Common Stock into which the New Jersey Common Stock was converted pursuant to the Reverse on the ratio of one-for-one hundred (1:100) as set forth in the Agreement and Plan of Merger.

Capitalization

The authorized capital of the Company, on the Record Date, consisted of 525,000,000 shares consisting of 500,000000 shares of Common Stock, $0.0001 par value, of which 284,548,014 shares of Common Stock are issued and outstanding, and 25,000,000 shares of Preferred Stock, no par value, of which no shares are outstanding. The Preferred Stock is issuable in series by action of the Company's Board of Directors. The authorized capital stock of the Delaware corporation consists of 520,000,000 shares comprised of 500,000,000 shares of Delaware Common Stock, par value $0.00001 per share and 25,000,000 shares of Delaware Preferred Stock, par value $0.00001 per share.

After the Effective Date of the Migratory Merger, our Board of Directors will be authorized, without further action by the stockholders, to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions of the unissued Delaware Preferred Stock including shares of Delaware Preferred Stock having preferences and other terms that might discourage takeover attempts by third parties, provide preferred dividends and preference in the case of dissolution, among other things. Our Board of Directors may in the future authorize, without further stockholder approval, the issuance of such shares of Delaware Common Stock or Delaware Preferred Stock to such persons and for such consideration upon such terms as our Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

There are no present plans, understandings or agreements, and the Company is not engaged in any negotiations that will involve the issuance of the Delaware Preferred Stock. However, it may be anticipated that as the Company seeks to become an operating company, it will issue shares of Delaware Common Stock to raise equity capital and/or to acquire assets or otherwise seek to commence business operations.

Federal Tax Consequences

The following is a discussion of certain federal income tax considerations that may be relevant to holders of New Jersey Common Stock who receive Delaware Common Stock as a result of the proposed change of domicile. No state, local, or foreign tax consequences are addressed herein.

This discussion does not address the state, local, federal or foreign income tax consequences of the change of domicile that may be relevant to particular stockholders, such as dealers in securities, or Company stockholders who exercise dissenters’ rights. In view of the varying nature of such tax considerations, each stockholder is urged to consult his/her/its own tax adviser as to the specific tax consequences of the proposed change of domicile, including the applicability of federal, state, local, or foreign tax laws. Subject to the limitations, qualifications and exceptions described herein, and assuming the change of domicile qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the following federal income tax consequences generally should result:

- No gain or loss should be recognized by the stockholders of the Company upon conversion of their New Jersey Common Stock into Delaware Common Stock pursuant to the change of domicile;

- The aggregate tax basis of the Delaware Common Stock received by each stockholder of the Company in the change of domicile should be equal to the aggregate tax basis of New Jersey Common Stock converted in exchange therefor;

- The holding period of Delaware Common Stock received by each stockholder of the Company in the change of domicile shall include the period during which the stockholder held his/her/its New Jersey Common Stock converted therefor, provided such Common Stock is held by the stockholder as a capital asset on the Effective Date of the change of domicile; and

- The Company should not recognize gain or loss for federal income tax purposes as a result of the change of domicile.

The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the change of domicile under the Code. The Company believes the change of domicile will constitute a tax-free reorganization under Section 368(a) of the Code, inasmuch as Section 368(a)(1)(F) of the Code defines a reorganization as a mere change in identity, form, or place of organization of the Company.

Material Differences in Stockholder Rights

The rights of our stockholders are currently governed by New Jersey law. If this proposal is approved, they will be governed by Delaware law. At the Effective Date of the Migratory Merger, NewCo will be governed by the Delaware Certificate, the Delaware Bylaws and the DGCL. The Delaware Certificate and Bylaws do not differ in a material way from the Company’s current Certificate of Incorporation and Bylaws. However, as detailed below, there are some material differences between Delaware and New Jersey corporate law.

The following discussion summarizes the material differences between your current rights and the rights you will have if this proposal is adopted. These differences arise from the differences between New Jersey law and Delaware law.

Although it is impracticable to compare all of the aspects in which New Jersey law and Delaware law differ with respect to stockholder rights, the following discussion summarizes what we believe to be the material differences between them.

	Delaware	New Jersey
Removal of Directors

Where a corporation does not have a classified Board of Directors, Delaware law provides that unless the corporation’s certificate of incorporation provides otherwise, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the votes then entitled to vote on the election of directors. Under Delaware law, where there is a classified Board of Directors, any director may be removed only for cause, unless the corporation’s certificate of incorporation provides otherwise.

New Jersey law allows stockholders to remove directors for cause or, unless the certificate of incorporation provides otherwise, without cause, in each case by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote.

Special Meetings of Stockholders or Stockholders	Under Delaware law, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the corporation’s certificate of incorporation or bylaws.

Under New Jersey law, holders of at least 10% of the shares of a corporation entitled to vote may apply to the New Jersey Superior Court to request that a special meeting of stockholders be called for good cause shown. At such a meeting, the stockholders present in person or by proxy and having voting powers will constitute a quorum for the transaction of business as may be designated in the order of the court.

Notice of Stockholder Meeting	Under Delaware law, the notice of the annual meeting is not required to state the purpose or purposes of the annual meeting.	New Jersey law requires that the written notice of any annual meeting specify the purpose or purposes of the meeting. Therefore, business conducted at an annual stockholder meeting is limited to the business specified in the meeting notice.

Stockholder or Stockholder Action Without a Meeting	Delaware law provides that, except as otherwise stated in the certificate of incorporation, stockholders may act by written consent without a meeting.

New Jersey law provides that, except as otherwise stated in the certificate of incorporation, stockholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize a permitted or required action at a meeting at which all stockholders entitled to vote were present and voting may act by written consent without a meeting, except in regard to the annual election of directors, which may be by written consent only if unanimous. Also, under New Jersey law, if the action gives rise to dissenters’ rights, the Board of Directors must fix a date for the tabulation of consents.

Amendments to Certificate of Incorporation

Delaware law generally provides that amendments to a certificate of incorporation must be approved by the Board of Directors and then adopted by the vote of a majority of the outstanding voting power entitled to vote thereon, unless the certificate of incorporation requires a greater vote.

New Jersey law provides that a corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired so long as the amendment contains only such provisions as might lawfully be contained in an original certificate of incorporation filed at the time of making such amendment.

Amendments to By-laws

Under Delaware law, stockholders of a corporation entitled to vote and, if so provided in the certificate of incorporation, the directors of the corporation, each have the power, separately, to adopt, amend and repeal the bylaws of a corporation.

Under New Jersey law, the initial by-laws of a corporation are adopted by the Board of Directors at its organization meeting. Thereafter, the Board of Directors has the power to make, alter and repeal by-laws unless such power is reserved to the stockholders in the certificate of incorporation, but by-laws made by the Board of Directors may be altered or repealed, and new by-laws made, by the stockholders. The stockholders may prescribe in the by-laws that any by-law made by them may not be altered or repealed by the Board of Directors. Whenever any amendment to the by-laws, other than as regards the election of directors, is to be taken by vote of the stockholders, it must be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the certificate of incorporation or New Jersey law.

Anti-Takeover Provisions

Delaware law provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the Board of Directors of that corporation, thereby becoming an “interested stockholder”, that person may not engage in certain transactions, including mergers, with the corporation for a period of three years unless one of the following exceptions applies: (i) the Board of Directors approved the acquisition of stock or the transaction prior to the time that the person became an interested stockholder; (ii) the person became an interested stockholder and 85% owner of the voting stock of the corporation in the transaction, excluding voting stock owned by directors who are also officers and certain employee stock plans; or (iii) the transaction is approved by the Board of Directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect not to be governed by this provision of Delaware law.

New Jersey law restricts the ability of certain persons to acquire control of a New Jersey corporation. In general, a corporation organized under the laws of New Jersey with its principal executive offices or significant business operations located in New Jersey (a “resident domestic corporation”) may not engage in a “business combination” with an “interested stockholder” for a period of five years following the interested stockholder’s becoming such unless the business combination is approved by the Board of Directors prior to the stock acquisition date. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An interested stockholder is generally a stockholder owning at least 10% of the voting power of a corporation’s outstanding shares. In addition, after the prohibition during the first five years, a resident domestic corporation may not engage in a business combination with the interested stockholder other than (i) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting for such purpose or (ii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share paid by such interested stockholder from the date the entity became an interested stockholder. A resident domestic corporation may not opt out of the foregoing provisions.

Appraisal Rights

Under Delaware law, a stockholder of a Delaware corporation is generally entitled to demand appraisal of the fair value of his/her/its shares in the event the corporation is a party to a merger or consolidation, subject to specified exceptions.

Under New Jersey law, appraisal rights are available in connection with (i) a merger or consolidation to which the corporation is a party, (ii) any sale, lease or exchange or other disposition of all or substantially all of a corporation’s assets other than in the usual and regular course of business or (iii) an acquisition of some or all of the outstanding shares or assets of a legal entity, either directly or through a subsidiary, in exchange for the corporation’s shares (a “share exchange”) if, as a result of the share exchange, the number of voting or participating shares issued in connection with the share exchange, when combined with shares already outstanding, would exceed by more than 40 percent the number of those shares outstanding immediately before the share exchange, unless an exception applies. A New Jersey corporation may provide in its certificate of incorporation that stockholders will have appraisal rights even in cases where the exceptions to the availability of appraisal rights discussed below exist.

	Delaware law does not confer appraisal rights to stockholders if the corporation’s shares are:	New Jersey law does not confer appraisal rights to stockholders in connection with: A merger or consolidation in which the listed on a national securities exchange; held of record by more than 2,000 holders; or shares of the corporation surviving or resulting from the merger or consolidation if the merger did not require the vote of the stockholders of the surviving or resulting corporation for the approval of the merger under Delaware law.

Even if these exceptions to appraisal rights apply, the holders of such shares will have appraisal rights if they are required to accept in the merger any consideration in exchange for such shares other than:

shares of stock of the corporation surviving or resulting from the merger or consolidation;

shares of stock of any other corporation that will be either listed on a national securities exchange or held of record by more than 2,000 holders;

cash in lieu of fractional shares; or

any combination of the foregoing.

The certificate of incorporation of a Delaware corporation may provide appraisal rights for stockholders upon an amendment to a corporation’s certificate of incorporation, any merger in which the corporation is a constituent or a sale of all or substantially all of the assets of the corporation corporation is a party if the merger does not require stockholder approval. Under New Jersey law stockholder approval for a merger or consolidation is required if the merger amends the certificate of incorporation, affects the outstanding shares of the surviving corporation or, if the number of voting or participating shares issued in connection with the merger or consolidation, when combined with shares already outstanding, would exceed by more than 40 percent the number of those shares outstanding immediately before the merger.

The merger of the corporation into a wholly owned subsidiary if certain conditions are met.

  (i) A merger or consolidation in which the corporation is a party or (ii) a share exchange if (i) the shares held by the corporation’s stockholders are listed on a national securities exchange or are held of record by at least 1,000 holders or (ii) in the case of a merger or consolidation, the corporation’s stockholders will receive (a) cash, (b) shares, obligations or other securities that will either be listed on a national securities exchange or held of record by not less than 1,000 holders or (c) a combination thereof.

A sale, lease, exchange or other disposition of all or substantially all of a corporation’s assets if the shares held by the corporation’s stockholders are listed on a national securities exchange or are held of record by at least 1,000 holders.

A dissolution transaction in which substantially all of a corporation’s net assets are to be distributed to its stockholder within one year after the date of the transaction, so long as the transaction is wholly for cash, shares, obligations or other securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders or a combination thereof.

Directors’ and Officers’ Liability and Indemnification	Delaware law provides that, subject to certain limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding (other than an action by or in the right of the corporation) on account of being a current or former director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if the person (i) acted in good faith and in a manner reasonably believed to be in the best interests of the corporation (or in some circumstances, at least not opposed to its best interests), and (ii) in a criminal action or proceeding, had no reasonable cause to believe his/her/its conduct was unlawful.

New Jersey law permits a domestic corporation to eliminate the liability of directors or officers to the corporation or its stockholders for the breach of any duty owed to the corporation or its stockholders, except for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the corporation or its stockholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by the person of an improper personal benefit. In this context, an act or omission in breach of a director or officer’s duty of loyalty is defined as an act or omission which the director or officer knows or believes to be contrary to the best interests of the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest

Delaware law also permits a corporation to indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a current or former director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

New Jersey law provides that a domestic corporation may indemnify a corporate agent (generally defined as any person who is or was a director, officer, employee or agent of the corporation or of any constituent corporation absorbed by the corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the corporation or the legal representative of any such director, officer, trustee, employee or agent) against such person’s expenses and liabilities in connection with any proceeding involving the corporate agent by reason of being or having been such a corporate agent (other than a proceeding by or in the right of the corporation) if the corporate agent (i) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his/her/its conduct was unlawful.

To the extent that a current or former director or officer is successful on the merits or otherwise in the defense of such an action, suit or proceeding, the corporation is required by Delaware law to indemnify such person for expenses actually and reasonably incurred thereby.

New Jersey law also permits indemnification of a corporate agent against expenses incurred in connection with a derivative action or suit which involves the corporate agent, if the corporate agent acted in good faith and in a manner the corporate agent reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be provided in respect of any claim, issue or matter as to which the corporate agent is adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of the State of New Jersey (or the court in which the proceeding was brought) determines upon application that the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

New Jersey law requires a corporation to indemnify a corporate agent for such corporate agent’s expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above, or in defense of any claim, issue or matter therein. Except as required by the previous sentence, no indemnification may be made or expenses advanced, and none may be ordered by a court, if such indemnification or advancement would be inconsistent with (i) a provision of the corporation’s certificate of incorporation, (ii) its by-laws, (iii) a resolution of the Board of Directors or of the corporation’s stockholders, (iv) an agreement to which the corporation is a party or (v) other proper corporate action in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

Filling of Vacancies on the Board of Directors

Under Delaware Law, if there are no directors in office, then any officer or any stockholder or executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the company’s certificate of incorporation or bylaws or may apply to the Court of Chancery for a decree summarily ordering an election.

Under New Jersey Law, if there are no directors in office, any stockholder or the executor or administrator of a deceased stockholder may call a special meeting of stockholders for the election of directors and, over his own signature, shall give notice of said meeting in accordance with New Jersey law.

Preemptive Rights

Under Delaware law, stockholders of a corporation do not have preemptive rights to subscribe to an additional issue of stock or to any security convertible into such stock, unless such right is expressly included in the certificate of incorporation.

Under New Jersey law, stockholders have preemptive rights unless the certificate of incorporation provides otherwise.

Dividends

Delaware law generally provides that, subject to certain restrictions, the directors of every corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

New Jersey law generally provides that a corporation may pay dividends unless (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than its total liabilities.

Repurchase of Shares

Delaware law provides that a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

New Jersey law provides that a corporation may generally acquire its own shares subject to restrictions in its own certificate of incorporation.

Stockholder or Stockholder Vote on Fundamental Issues or Extraordinary Corporate Transactions

Under Delaware law, a sale or other disposition of all or substantially all of a corporation’s assets, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the affirmative vote of the corporation’s Board of Directors and, with limited exceptions, the affirmative vote of a majority of the aggregate voting power of the outstanding stock entitled to vote on the transaction.

New Jersey law provides that a sale, lease, exchange or other disposition of all or substantially all of a corporation’s assets not in the usual and regular course of its business, a merger or consolidation of a corporation with another corporation or a dissolution of a corporation generally requires the affirmative vote of the corporation’s Board of Directors and the affirmative vote of two-thirds of the votes so cast by stockholders entitled to vote thereon, unless the corporation adopts by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon a majority voting requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Holdings

The following table sets forth, as of May 19, 2014 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5 percent of our common stock, as well as by each of our current Directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

The percentages below are calculated based on 284,548,014 shares of our common stock issued and outstanding as of May 19, 2014. We do not have any outstanding options or warrants exercisable for or convertible into shares of our common stock. However, Mr. Weissberg, our chief executive officer, chief financial officer, chairman and control stockholder, is the holder of a convertible note in the principal amount of $71,545 (the "Convertible Note") due and payable on December 31, 2014, bearing interest at the rate of 15% per annum. The Convertible Note provides for a conversion price of $0.0001 per share.

Title of Class	Name and Address of Beneficial Owner (2)	Position	Amount of Beneficial Ownership	Percentage of Class(1)
Common Stock	Ron Weissberg	CEO, CFO and Chairman	205,283,800	72.14%
Common Stock	Yoseph Zekri	Secretary and Director	21,307,987	7.49%
All Directors and Officers as a Group (2 persons)			226,591,787	79.63%

(1) Based on 284,548,014 shares of Common Stock outstanding at May 19, 2014.
(2) The address for Mr. Weissberg is 7 Hamithahalim Street, Israel 56906. The address for Mr. Zekri is 1440 West Bitters Road, #1931, San Antonio, TX 78248

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within sixty (60) days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within sixty (60) days from the date of this registration statement.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon. None of our directors have informed us in writing that he intends to oppose any action to be taken by the Company.

CONCLUSION

We are sending you this Information Statement which describes the purpose and effect of the Reverse and Redomicile. Your consent to the Reverse and Redomicile is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act and the laws of the State of New Jersey.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors

ADB International Group, Inc.

/s/ Ron Weissberg
Ron Weissberg
Chief Executive Officer, Chief Financial Officer and Chairman

Exhibit A

AGREEMENT AND PLAN OF MERGER
BETWEEN
ADB INTERNATIONAL GROUP, INC.
(a New Jersey corporation)
and
ADB INTERNATIONAL GROUP, INC.
(a Delaware corporation)

Dated as of May 12, 2014

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 12, 2014, between ADB International Group, Inc., a New Jersey corporation (the “Parent” or the "Company"), and ADB International Group, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, the surviving corporation (the “Surviving Corporation” or "ADBI Delaware"). The Parent and the Delaware Company are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

RECITALS

WHEREAS, the Board of Directors of the Company has determined that this Agreement and the transactions contemplated hereby (the "Migratory Merger" as defined below), is in the best interests of the Parent and its stockholders;

WHEREAS, the Board of Directors of the Company has adopted resolutions approving the execution of this Agreement and the consummation of the Migratory Merger, with the written consent of the majority stockholders of the Company, evidenced by the Joint Consent of the Board of Directors and Majority Stockholders (the "Joint Consent"), to which this Agreement is attached;

WHEREAS, the Board of Directors of the Company has approved and declared advisable the Migratory Merger to be effectuated pursuant to the New Jersey Business Act ("NJBCA") and the Delaware General Corporation Law (the "DGCL"). The NJBCA and DGCL are sometimes referred to as the "Corporation Law."

NOW THEREFORE, in consideration of the covenants and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01. The Migratory Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the Corporation Law, Company shall be merged with and into ADBI Delaware which shall be the Surviving Corporation (the “Migratory Merger”). Upon the effective date of the Migratory Merger, the separate existence of the Company shall cease.

SECTION 1.02. Consummation of the Merger. Upon the terms and subject to the conditions set forth herein, the Company shall cause the Migratory Merger to be consummated by filing with the Secretary of State of the State of Delaware and the State of New Jersey a duly executed certificate of merger (the “Certificate of Merger”), as required by the Corporation Law, which shall specify the date and time at which the Migratory Merger will become effective (the "Effective Date."

SECTION 1.03. Effects of the Merger. The Migratory Merger shall have the effects set forth herein and in the applicable provisions of the Corporation Law. Without limiting the generality of the foregoing, at the Effective Date, all the property, rights, privileges, powers and franchises of the Company and ADBI Delaware shall vest in ADBI Delaware, the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of ADBI Delaware as the Surviving Corporation, all as provided under the applicable Corporation Law.

SECTION 1.04. Certificate of Incorporation and Bylaws. The Certificate of Incorporation and By-Laws of ADBI Delaware shall, by virtue of the Migratory Merger, shall be in the form attached to this Agreement.

SECTION 1.05. Directors and Officers. The directors and officers of the Company immediately prior to the Effective Date shall be the directors and officers, respectively, of the Surviving Corporation until their respective death, permanent disability, resignation or removal or until their respective successors are duly elected and qualified.

SECTION 1.06. Conversion of Shares. At the Effective Date, by virtue of the Migratory Merger and without any action on the part of the Company, ADBI Delaware or the stockholders of the Company, each one hundred (100) shares of common stock of the Company, par value $0.0001 per share (the "New Jersey Shares”), issued and outstanding immediately prior to the Effective Date, (other than Dissenting Shares as defined below), shall be converted at the Effective Date into the right to receive one (1) share of common stock, par value $0.00001 per share, of ADBI Delaware ("DE Shares"). By virtue of the exchange ratio of New Jersey Shares for Delaware Shares on a one-for-one hundred (1:100) basis, there is effectively a reverse split of the Company's New Jersey Shares on a one-for one hundred (1:100) basis.

SECTION 1.07. Subsequent Actions. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any documents or instruments should be executed and delivered or other actions are necessary or desirable to continue, vest, perfect or confirm of record or otherwise the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of the Company as a result of, or in connection with, the Migratory Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver all such documents or instruments and/or take such actions, in the name and on behalf of the Company, as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

ARTICLE II

DISSENTING SHARES; PAYMENT FOR SHARES

SECTION 2.01. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, post-reverse New Jersey Shares that are issued and outstanding immediately prior to the Effective Date and that are held by stockholders properly exercising dissenter's rights in accordance with the provisions of Sections 14A:11-1 to 14A:11-3 of the NJBCA (the “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the DE Shares, unless and until such dissenting stockholders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the applicable Sections 14A:11-1 to 14A:11-3 of the NJBCA. Dissenting Shares shall be treated in accordance with Sections 14A:11-1 to 14A:11-3 of the NJBCA. If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal, such holder’s New JerseyShares shall thereupon be converted into and become exchangeable only for the right to receive, as of the later of the Effective Date and the time that such right to appraisal shall have been irrevocably lost, withdrawn or expired, an equal number of DE Shares. Each dissenting stockholder who asserts dissenters' rights and who follows the procedures set forth in Section 14A:11-2 of NJBCA, will be entitled to have his/her/its New JerseyShares be purchased by the Company for cash at their fair market value. The fair market value of shares of the Company’s Common Stock will be determined as of the day before the Effective Date of the Migratory Merger.

A holder who wishes to exercise dissenters' rights must deliver his/her/its written demand to the offices of the Company within twenty (20) days of receipt of the Company's Information Statement. Any stockholder who does not follow the foregoing is not entitled to payment for his/her/its New JerseyShares under the NJBCA.

Within ten (10) days of the Effective Date of the Migratory Merger, the Company must mail a written dissenter's notice of such approval (the "Dissenter's Notice") to all stockholders who asserted their dissenters' rights against the Migratory Merger.

A stockholder of the Company wishing to exercise dissenters' rights must send an additional written demand for payment of the fair value of the New Jersey Shares to the Company within twenty (20) days after the mailing of the Dissenter’s Notice. Not later than twenty (20) days after making such written demand for payment of the fair value of the New Jersey Shares, the stockholder shall submit the certificate or certificates representing his/her/its New Jersey Shares to the Company for notation thereon that a demand for payment of fair value has been made, whereupon the certificate or certificates shall be returned.

SECTION 2.02. Closing of the Company’s Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of New Jersey Shares shall thereafter be made. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Delaware Shares as provided in this Article II.

ARTICLE III

CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 3.01. Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

(a) Requisite Stockholder Approval. The Majority Stockholders of the Company shall have de=uly executed and delivered the Joint Consent.

(b) No Injunctions or Restraints; Illegality. No order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Migratory Merger contemplated by this Agreement shall be in effect. No law shall have been enacted, entered or promulgated by any governmental entity that prohibits or makes illegal consummation of the Migratory Merger.

ARTICLE IV

TERMINATION; AMENDMENT

SECTION 4.01. Termination. This Agreement may be terminated and the Migratory Merger may be abandoned at any time prior to the Effective Date:

(a) by mutual written consent of the Company and ADBI Delaware;

(b) by either Party, if any court of competent jurisdiction or other governmental entity shall have issued an order, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order or other action shall have become final and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 4.01(b) shall have used its reasonable best efforts to contest, appeal and remove such order or action and shall not be in violation of any material provision of this Agreement.

SECTION 4.02. Effect of Termination. If this Agreement is terminated and the Migratory Merger is abandoned pursuant to Section 4.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its directors, officers or stockholders.

SECTION 4.03. Amendment. To the extent permitted by applicable Law, this Agreement may be amended by the Parties at any time before the Effective Date. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of the Parties.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Entire Agreement; Assignment. This Agreement constitutes the entire agreement between or on behalf of the Parties with respect to the subject matter hereof.

SECTION 5.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 5.03. Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 5.04. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all at or on the date and year first above written.

ADB International Group, Inc., a New Jersey corporation
By:	/s/ Ron Weissberg
Name: Ron Weissberg
Title: Chairman, Chief Executive Officer and Chief Financial Officer

ADB International Group, Inc., a Delaware corporation
By:	/s/ Yoseph Zekri
Name: Yoseph Zekri
Title: Secretary and Director

Exhibit B

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY STOCKHOLDERS
OF
ADB INTERNATIONAL GROUP, INC.

The undersigned, being the sole members of the board of directors of ADB International Group, Inc., a New Jersey corporation (the "Corporation") together with the written consent of the holders of a majority of the outstanding shares of the Corporation's common stock, par value $0.0001 (the "Common Stock"), acting pursuant to the authority granted by Title 14A, Section 14A:5-6(2) of the New Jersey Statutes and the by-laws of the Corporation, do hereby adopt the following resolutions, which resolutions have been approved by the written consent of the holders of a majority of the Corporation's outstanding shares of Common Stock as of this 12th day of May 2014.

WHEREAS, the undersigned members of the Corporation's Board of Directors, with the written consent of the holders of a majority of the Corporation's outstanding shares of Common Stock, have determined, after reviewing the capital structure of the Corporation, including the number of authorized and currently issued and outstanding shares of Common Stock, that it is in the best interests of the Corporation and its stockholders that the Corporation redomicile from the State of New Jersey to the State of Delaware through an Agreement and Plan of Merger (the "Plan") implementing a migratory merger of the Corporation with and into its newly-organized and wholly-owned subsidiary, ADB International Group, Inc., a Delaware corporation (the "Migratory Merger"), which Plan shall result in the stockholders of the Corporation receiving one (1) share of ADB International Group, Inc., a Delaware corporation, for each one hundred (100) shares of ADB International Group, Inc., the Jew jersey corporation, which shall cease to exist as a separate entity, having the effect of a one-for-one hundred (1:100) reverse of the Corporation's shares of Common Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Agreement and Plan of Merger be duly filed with the State of Delaware together with Certificate of Merger with the States of Delaware and New Jersey.

1. The number of shares of Common Stock outstanding and entitled to vote at the time of the adoption of the Agreement and Plan of Merger and the execution of this Joint Consent was 284,548,014 shares. The total number of shares of Common Stock consenting to the adoption of the Agreement and Plan of Merger was 226,591,787 shares.
2. The number of shares of Common Stock voting for and against such amendment is as follows:Number of Shares Voting for the Plan: 226,591,787 shares; Number of Shares Voting Against the Plan: None

FURTHER RESOLVED, that, subject to the foregoing, any officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolution;

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.
This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the consenting stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

/s/ Yoseph Zekri
Yoseph Zekri, Director
May 12, 2014

/s/ Ron Weissberg
Ron Weissberg, Director
May 12, 2014

Name of Consenting Holder	Number of Voting Shares	Percentage
/s/ Yoseph Zekri	21,307,987 Shares	7.49%
Yoseph Zekri
May 12, 2014

/s/ Ron Weissberg	205,283,800 Shares	72.14%
Ron Weissberg
May 12, 2014

Total	226,591,787 Shares	79.3%